UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2024

CleanSpark, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave. Suite A - 638
Henderson, Nevada		89052
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 989-7692

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Clinton, MS Acquisitions

On September 16, 2024, CSRE Properties Mississippi, LLC (the "Buyer"), a wholly-owned subsidiary of CleanSpark, Inc., a Nevada corporation (the "Company"), entered into definitive agreements to acquire 16.5 megawatts of bitcoin mining facilities in Clinton, Mississippi for a total purchase price of up to $5,775,000.

The Buyer entered into a Membership Interest Purchase Agreement (the "MIPA") with Eyas Investment Group Limited, a British Virgin Islands business company (the "MIPA Seller"), pursuant to which the Buyer purchased one hundred percent (100%) of the membership interests of Clinton16.5, LLC, a Mississippi limited liability company, from the MIPA Seller. The Buyer also entered into a Real Estate Purchase and Sale Agreement (the “PSA” and, together with the MIPA, the "Agreements") with Makerstar Capital, Inc., a Delaware corporation (the “PSA Seller” and, together with the MIPA Seller, the "Sellers"), pursuant to which the Buyer agreed to purchase from the PSA Seller approximately 88 acres of real property (the “Property”) located in Clinton, Mississippi, and all improvements, fixtures and personal property situated on the Property.

Under the terms of the Agreements, the Buyer will pay $2,187,500 at the closing of the transactions contemplated by the MIPA and $700,000 at the closing of the transactions contemplated by the PSA, for a total aggregate consideration of $2,887,500. Closing is subject to satisfaction or waiver of certain customary mutual closing conditions. In connection with the Buyer's entry into the Agreements, the Buyer also entered into a Construction Management Services Agreement dated September 16, 2024 (the "CMSA") with Beast Power, Inc. (the "Construction Manager") pursuant to which the Buyer has engaged the Construction Manager to manage the completion of the construction of 16.5 megawatts of bitcoin mining facilities on the Property (the "Project") for aggregate consideration of up to $2,887,500, subject to adjustment as set forth in the CMSA and contingent upon the achievement of certain project milestones, as set forth in the MIPA and CMSA.

The foregoing description of the Agreements and the transactions contemplated thereby do not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements, copies of which are attached hereto as Exhibit 10.1 through 10.3, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 17, 2024, the Company issued a press release announcing the entry into the Agreements and the transactions contemplated thereby. A copy of this press release is attached as Exhibit 99.1 and is being furnished with this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Membership Interest Purchase Agreement, dated September 16, 2024 by and between Eyas Investment Group Limited and CSRE Properties Mississippi, LLC
10.2*	Real Estate Purchase and Sale Agreement, dated September 16, 2024 by and between Makerstar Capital, Inc. and CSRE Properties Mississippi, LLC
10.3*	Construction Management Services Agreement, dated September 16, 2024 by and between Beast Power, Inc. and CSRE Properties Mississippi, LLC
99.1	Press Release, dated as of September 17, 2024 (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and other similar attachments to this exhibit have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The registrant will provide a copy of such omitted documents to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Date:	September 17, 2024	By:	/s/ Zachary Bradford
Name: Zachary Bradford Title: Chief Executive Officer